Exhibit 5.1

LEGAL & COMPLIANCE, LLC

partners:

laura aNTHONy, esq.

JOHN CACOMANOLIS, ESQ.*

CHAD FRIEND, ESQ., LLM

LAZARUS ROTHSTEIN, ESQ.

OF COUNSEL:

CRAIG D. LINDER, ESQ.**

PETER P. LINDLEY, ESQ., CPA, MBA

STUART REED, ESQ.

MARC S. WOOLF, ESQ.

www.legalandcompliance.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@LEGALANDCOMPLIANCE.COM

 * licensed in FL and NY

**licensed in FL, CA and NY

October 27, 2017

Only Natural Wellness Corporation

Suite 305, 24 Sukhumvit Road

Klongtoey, Bangkok 10110, Thailand

Re:	Only Natural Wellness Corporation
Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-216865)

Gentlemen:

You have requested our opinion, as counsel for Only Natural Wellness Corporation, a Florida corporation (the “Company”), in connection with the registration statement on Form S-1, as amended (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 10,000,000 shares of common stock, $0.001 par value per share (the “Shares”), at a public offering price of $0.01 per share as set forth in the Registration Statement.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Subject to and in reliance upon the foregoing, we are of the opinion that the Shares to be issued pursuant to the Registration Statement, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Florida; and (b) the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Legal & Compliance, LLC

By:	/s/ Laura Anthony
Laura Anthony, Esq.

330 CLEMATIS STREET, #217 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832